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                                                                    EXHIBIT 21.1

                       LATTICE SEMICONDUCTOR CORPORATION
                         SUBSIDIARIES OF THE REGISTRANT

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
                                                                               JURISDICTION OF
           NAME                                                                 INCORPORATION
           -------------------------------------------------------------  --------------------------
1.         Lattice GmbH                                                   Germany

2.         Lattice Semiconducteurs SARL                                   France

3.         Lattice Semiconductor AB                                       Sweden

4.         Lattice Semiconductor Asia Limited                             Hong Kong

5.         Lattice Semiconductor International Limited                    Jamaica

6.         Lattice Semiconductor KK                                       Japan

7.         Lattice Semiconductor (Shanghai) Co. Ltd.                      China

8.         Lattice UK Limited                                             United Kingdom
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